EXHIBIT 5

                            FREDRIKSON & BYRON, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402

                            Telephone: (612) 347-7000
                            Facsimile: (612) 347-7077



                                December 14, 2000




Net4Music Inc.
6210 Bury Drive
Eden Prairie, Minnesota  55346

         Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

         We are acting as corporate counsel to Net4Music Inc. (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of options and 2,007,676 shares (the "Shares") of Common Stock issuable pursuant to (i) the Company's 2000 Stock Option Plan (The "Plan") and (ii) outstanding stock options assumed by the Company in connection with its acquisition of Net4Music S.A. (the "Acquisition").

         In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the
Company:

         1.       The Company's Articles of Incorporation, as amended.

         2.       The Company's Bylaws, as amended.

         3. Certain corporate resolutions adopted by the Board of Directors and shareholders of the Company pertaining to the Plan and the Acquisition.

         4. The Plan and the Stock Purchase Agreement pertaining to the Acquisition.

         5.       The Registration Statement.

         Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

         1. The Shares are validly authorized by the Company's Articles of Incorporation, as amended.

         2. Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      FREDRIKSON & BYRON, P.A.



                                      By /s/ Melodie R. Rose
                                         Melodie R. Rose